Exhibit 99.1

                            News

For Immediate Release

CNO Financial Group Reports Third Quarter 2020 Results
Strong third quarter with earnings per share up 237%; solid capital and liquidity;
completed $50 million in share repurchases

Carmel, Ind., November 2, 2020 - CNO Financial Group, Inc. (NYSE: CNO) today announced that for the quarter ending September 30, 2020, net income was $129.2 million, or $0.91 per diluted share compared to net income of $42.0 million, or $0.27 per diluted share in 3Q19. Net operating income (1) in 3Q20 was $112.6 million, or $0.79 per diluted share, compared to $69.2 million, or $0.45 per diluted share in 3Q19.
"CNO generated record operating earnings in the third quarter, driven by fewer health claims due to the deferral of care, strong investment results and continued expense discipline," said Gary C. Bhojwani, chief executive officer. "Consumer Division sales and distribution metrics neared, and in several areas exceeded, pre-COVID levels in the quarter. We continued to accelerate the integration of our direct-to-consumer and exclusive agent capabilities to offer customers more choice with how they wish to engage - online, over the phone or in-person with an agent."
"Our capital and liquidity levels remain robust and we returned $66.8 million to shareholders, including $50 million through share repurchases. Our performance this quarter underscores the continued strength and resiliency of our business. CNO remains well-positioned to navigate the ongoing economic uncertainty while continuing to enhance shareholder value."

Highlights
•Record operating (1) EPS up 76% from 3Q19 to $0.79
•Consumer Division life and health sales up 10%; direct-to-consumer sales up 23% from 3Q19
•Insurance product margin up 22% from 3Q19, favorably impacted by care deferrals that are expected to normalize in future periods
•Net investment income up 4% from 3Q19
•Returned $66.8 million to shareholders in the form of share repurchases ($50 million) and dividends ($16.8 million); reduced weighted average share count by 9% since 3Q19
•Generated return on equity (ROE) of 10.4%; operating ROE, as adjusted (6), of 11.9%
•Book value per diluted share was $36.32, up 22% from 3Q19; book value per diluted share, excluding accumulated other comprehensive income (2), was $23.45, up 16% from 3Q19

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains (losses), changes in fair values of embedded derivatives, equity securities and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	September 30,			September 30,
	2020	2019	% change	2020	2019	% change

Income from insurance products (b)	$0.81	$0.44	84	$114.5	$68.8	66
Fee income	—	0.02	(100)	0.8	3.0	(73)
Investment income not allocated to product lines (c)	0.31	0.22	41	43.7	34.3	27
Expenses not allocated to product lines	(0.10)	(0.11)	9	(13.7)	(18.2)	25
Operating earnings before taxes	1.02	0.57		145.3	87.9
Income tax expense on operating income	(0.23)	(0.12)	(92)	(32.7)	(18.7)	(75)
Net operating income (1)	0.79	0.45	76	112.6	69.2	63
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	0.05	(0.02)		7.7	(2.6)
Net change in market value of investments recognized in earnings	0.06	0.03		8.5	4.7
Fair value changes in embedded derivative liabilities (net of related amortization)	(0.01)	(0.19)		(1.6)	(29.3)
Other	0.05	(0.04)		6.5	(7.2)
Non-operating income (loss) before taxes	0.15	(0.22)		21.1	(34.4)
Income tax expense (benefit) on non-operating income (loss)	0.03	(0.04)		4.5	(7.2)
Net non-operating income (loss)	0.12	(0.18)		16.6	(27.2)
Net income	$0.91	$0.27		$129.2	$42.0

Weighted average diluted shares outstanding	141.7	155.3

(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, excess investment income, parent company expenses and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; and (iv) certain expenses related to benefit plans that are offset by special-purpose investment income.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income, and book value per share, excluding accumulated other comprehensive income, are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations.
______________________________________________________________________________________________________

	Quarter ended
	September 30,
	2020	2019

Trailing twelve months return on equity (a)	10.4%	4.1%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) (6)	11.9%	10.6%

Shareholders’ equity	$5,083.9	$4,553.3
Accumulated other comprehensive income	(1,801.6)	(1,442.9)

Shareholders’ equity, excluding accumulated other comprehensive income	3,282.3	3,110.4
Net operating loss carryforwards	(377.2)	(425.4)
Shareholders' equity, excluding accumulated other comprehensive income and net operating loss carryforwards	$2,905.1	$2,685.0

Book value per diluted share	$36.32	$29.71
Accumulated other comprehensive income	(12.87)	(9.41)

Book value per diluted share, excluding accumulated other comprehensive income (a non-GAAP financial measure) (2)	$23.45	$20.30

(a) Calculated using average shareholders’ equity for the measurement period.

INSURANCE OPERATIONS
Comparing 3Q2020 with 3Q2019

Annuity products accounted for 19 percent of the Company’s margin for the quarter.

Annuity premiums collected decreased 12 percent, reflecting pricing discipline and current market conditions, while annuity account values increased 4 percent.

Health products accounted for 62 percent of CNO’s insurance margin for the quarter and 67 percent of insurance policy income.

Life products accounted for 19 percent of the Company’s insurance margin for the quarter and 32 percent of insurance policy income.

Sales of health products decreased by 16 percent and sales of life products were up 19 percent.

ANNUITY COLLECTED PREMIUMS
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2020	2019	% change
Annuity collected premiums	$285.1	$325.2	(12)

INSURANCE POLICY INCOME
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2020	2019	% change
Annuity riders	$4.3	$5.1	(16)
Health	421.4	425.3	(1)
Life	202.6	189.6	7
Total insurance policy income	$628.3	$620.0	1

SALES MEASURED AS NEW ANNUALIZED PREMIUMS FOR
LIFE AND HEALTH PRODUCTS
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2020	2019	% change
Health	$39.4	$46.7	(16)
Life	44.3	37.3	19
Total new annualized premiums (4)	$83.7	$84.0	—

INSURANCE MARGIN
(Amounts in millions, except per share data)
(Unaudited)

Insurance margin is management’s measure of profitability of its annuity, health and life segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs. Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of our operations. Insurance income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter ended
	September 30, 2020	% of insurance policy income	September 30, 2019	% of insurance policy income	% change
Margin
Annuity interest margin	$45.3		$56.2		(19)
Life insurance interest margin	17.9		18.0		(1)
Total interest-sensitive margin	63.2		74.2		(15)
Insurance margin
Health	152.2	36	89.3	21	70
Life (a)	29.4	18	36.6	24	(20)
Total other insurance margin	181.6	31	125.9	22	44

Total insurance margin	244.8		200.1

Allocated expenses	(130.3)		(131.3)
Income from insurance products	$114.5		$68.8

Per diluted share	$0.81		$0.44
Weighted average diluted shares	141.7		155.3

(a)    Net of $14.2 million and $16.1 million of non-deferred television advertising expense related to our direct distribution channel in the 2020 and 2019 periods, respectively.

Total allocated expenses were $130.3 million, down 1 percent from the year-ago quarter.

ANNUITY RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Annuity margin
	Quarter ended
	September 30,
	2020	2019
Fixed index annuities	$36.6	$42.2
Fixed interest annuities	9.2	11.7
Other annuities	(0.5)	2.3
Total	$45.3	$56.2

Annuity collected premiums
	Quarter ended
	September 30,
	2020	2019
Annuity collected premiums	$285.1	$325.2

Average net insurance liabilities (5)
	Quarter ended
	September 30,
	2020	2019
Fixed index annuities	$7,173.9	$6,587.5
Fixed interest annuities	2,041.6	2,263.4
Other annuities	524.0	569.8
Total	$9,739.5	$9,420.7

Margin/average net insurance liabilities (a)
	Quarter ended
	September 30,
	2020	2019
Fixed index annuities	2.04%	2.56%
Fixed interest annuities	1.80%	2.07%
Other annuities	(0.38)%	1.61%
Total	1.86%	2.39%

(a)    Defined as annualized quarterly annuity margin divided by average net insurance liabilities (5).

HEALTH INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Health margin
	Quarter ended
	September 30,
	2020		2019
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Supplemental health and other health	$51.1	30	$43.9	27	16
Medicare supplement	71.7	39	33.1	17	117
Long-term care	29.4	44	12.3	18	139
Total	$152.2	36	$89.3	21	70

Health insurance policy income
	Quarter ended
	September 30,
	2020	2019	% change
Supplemental health and other health	$169.2	$165.3	2
Medicare supplement	186.1	192.8	(3)
Long-term care	66.1	67.2	(2)
Total	$421.4	$425.3	(1)

Health NAP (4)
	Quarter ended
	September 30,
	2020	2019	% change
Supplemental health and other health	$21.3	$26.1	(18)
Medicare supplement	11.0	14.2	(23)
Long-term care	7.1	6.4	11
Total	$39.4	$46.7	(16)

LIFE INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Life margin
	Quarter ended
	September 30,
	2020		2019
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Life insurance interest margin	$0.7		$1.2		(42)
Life insurance margin:
Traditional life	29.4	18	36.6	24	(20)
Interest sensitive life	17.2	43	16.8	45	2
Subtotal	46.6	23	53.4	28	(13)
Total margin	$47.3		$54.6		(13)

Life insurance policy income
	Quarter ended
	September 30,
	2020	2019	% change
Traditional life	$162.5	$152.5	7
Interest sensitive life	40.1	37.1	8
Total	$202.6	$189.6	7

Life NAP (4)
	Quarter ended
	September 30,
	2020	2019	% change
Traditional life	$37.7	$29.0	30
Interest sensitive life	6.6	8.3	(20)
Total	$44.3	$37.3	19

Average net insurance liabilities (5) and interest margin
	Quarter ended
	September 30,
	2020	2019	% change
Interest sensitive life products	$926.7	$869.2	7
Interest margin/average net insurance liabilities (5)	0.30%	0.55%	(45)

QUARTERLY AVERAGE PRODUCING AGENTS

	Average Producing Agent Count
	Quarter ended
	September 30,		%
	2020	2019	change
Consumer
Producing agents	4,448	4,579	(3)
Financial representatives	637	596	7
Worksite	242	420	(42)

INVESTMENTS
INVESTMENT INCOME NOT ALLOCATED TO PRODUCT LINES
(Dollars in millions, except per share data)

Management uses investment income not allocated to product lines as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the investment income allocated to our product segments and interest expense on debt. We also view investment income not allocated to product lines per diluted share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our share repurchase program.

	Quarter ended September 30,
	2020	2019	% change
Net investment income	$343.5	$299.5	15
Allocated to product lines:
Annuity	(115.6)	(116.5)	(1)
Health	(70.9)	(70.1)	1
Life	(35.2)	(34.6)	2
Equity returns credited to policyholder account balances	(46.0)	(3.6)	1,178
Amounts allocated to product lines and credited to policyholder account balances	(267.7)	(224.8)	19
Amount related to variable interest entities and other non-operating items	(9.8)	(13.7)	(28)
Interest expense on corporate debt	(13.6)	(13.9)	(2)
Interest expense on investment borrowings	(3.4)	(11.4)	(70)
Less amounts credited to deferred compensation plans (offsetting investment income)	(5.3)	(1.4)	279
Total adjustments	(32.1)	(40.4)
Investment income not allocated to product lines	$43.7	$34.3	27

Per share diluted share	$0.31	$0.22

INVESTMENT PORTFOLIO
(Dollars in millions)

The composition of the investment portfolio at September 30, 2020 is as follows:

	$	% of total
Fixed maturities, available for sale, at fair value	$22,702.9	85
Equity securities at fair value	62.1	—
Mortgage loans	1,444.9	5
Policy loans	123.6	1
Trading securities	240.3	1
Investments held by variable interest entities	1,172.6	4
Other invested assets	1,070.6	4
Total investment portfolio	$26,817.0	100

Fixed maturities, available for sale, at amortized cost by asset class as of September 30, 2020 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$11,030.5	$738.8		$11,769.3
United States Treasury securities and obligations of the United States government and agencies	162.3	—		162.3
States and political subdivisions	2,269.8	12.9		2,282.7
Debt securities issued by foreign governments	85.6	—		85.6
Asset-backed securities	1,002.9	90.1		1,093.0
Agency residential mortgage-backed securities	60.9	—		60.9
Non-agency residential mortgage-backed securities	935.1	1,053.8	(a)	1,988.9
Collateralized loan obligations	469.9	—		469.9
Commercial mortgage-backed securities	1,810.4	60.3		1,870.7

Total	$17,827.4	$1,955.9		$19,783.3

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $22.7 billion compared with an amortized cost of $19.8 billion. Net unrealized gains were comprised of gross unrealized gains of $3.0 billion and gross unrealized losses of $84 million. The allowance for credit losses was $7.6 million at September 30, 2020.

At amortized cost and fair value, 90 percent and 91 percent of fixed maturities, available for sale, were rated “investment grade”, respectively.

Acquisitions of fixed maturity investments during the quarter totaled $1.2 billion. Comparable information for acquisitions of fixed maturity investments is as follows:

	Fixed maturity acquisitions
	Quarter ended
	September 30,
	2020	2019
Total fixed maturity acquisitions	$1,208.7	$1,118.5
Annual effective yield	3.26	3.67
Average rating	BBB+	A-
Average life (in years)	5.8	3.2

Non-Operating Items
Net realized investment gains in 3Q20 were $7.7 million (net of related amortization) including the favorable change in the allowance for credit losses of $8.1 million which were recorded in earnings. Net realized investment losses in 3Q19 were $2.6 million (net of related amortization) including other-than-temporary impairment losses of $3.4 million which were recorded in earnings.

During 3Q20 and 3Q19, we recognized an increase in earnings of $8.5 million and $4.7 million, respectively, due to the net change in market value of investments recognized in earnings.

During 3Q20 and 3Q19, we recognized a decrease in earnings of $1.6 million and $29.3 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed index annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.

In 3Q19, we recognized a decrease in earnings of $6.0 million for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 428% at September 30, 2020, reflecting estimated 3Q20 statutory operating income of $130 million (and $358 million in the first nine months of 2020) and the payment of insurance company dividends to the holding company of $50.5 million during 3Q20 and $180.8 million during the first nine months of 2020. Statutory operating income and capital and surplus were favorably impacted by $99 million and $53 million, respectively, related to certain provisions in the Coronavirus Aid, Relief, and Economic Security ("CARES") Act in the first nine months of 2020.

During the third quarter of 2020, we repurchased $50.0 million of common stock under our securities repurchase program. We repurchased 3.0 million common shares at an average cost of $16.68 per share. As of September 30, 2020, we had 138.9 million shares outstanding and had authority to repurchase up to an additional $369.3 million of our common stock. During 3Q20, dividends paid on common stock totaled $16.8 million.

Unrestricted cash and investments held by our holding company were $236 million at September 30, 2020, compared to $187 million at December 31, 2019.

Book value per common share was $36.59 at September 30, 2020 compared to $31.58 at December 31, 2019. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $23.45 at September 30, 2020, compared to $22.09 at December 31, 2019.

The debt-to-capital ratio was 16.3 percent and 17.5 percent at September 30, 2020 and December 31, 2019, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (3) was 23.2 percent at September 30, 2020 compared to 23.0 percent at December 31, 2019.

Return on equity for the trailing four quarters ended September 30, 2020 and 2019, was 10.4% and 4.1%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (6) for the trailing four quarters ended September 30, 2020 and 2019, was 11.9% and 10.6%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2019 and any subsequent Form 10-Q on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on November 3, 2020 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at http://www.directeventreg.com/registration/event/5861684. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses of $7.6 at September 30, 2020; amortized cost: September 30, 2020 - $19,783.3; December 31, 2019 - $19,179.5)	$22,702.9	$21,295.2
Equity securities at fair value	62.1	44.1
Mortgage loans (net of allowance for credit losses of $12.2 at September 30, 2020)	1,444.9	1,566.1
Policy loans	123.6	124.5
Trading securities	240.3	243.9
Investments held by variable interest entities (net of allowance for credit losses of $22.2 at September 30, 2020; amortized cost: September 30, 2020 - $1,223.7; December 31, 2019 - $1,206.3)	1,172.6	1,188.6
Other invested assets	1,070.6	1,118.5
Total investments	26,817.0	25,580.9
Cash and cash equivalents - unrestricted	735.6	580.0
Cash and cash equivalents held by variable interest entities	51.0	74.7
Accrued investment income	214.4	205.9
Present value of future profits	255.9	275.4
Deferred acquisition costs	1,084.0	1,215.5
Reinsurance receivables (net of allowance for credit losses of $4.0 at September 30, 2020)	4,613.1	4,785.7
Income tax assets, net	322.0	432.6
Assets held in separate accounts	3.9	4.2
Other assets	472.3	476.0
Total assets	$34,569.2	$33,630.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account liabilities	$12,357.5	$12,132.3
Future policy benefits	11,753.1	11,498.5
Liability for policy and contract claims	473.2	522.3
Unearned and advanced premiums	256.8	260.5
Liabilities related to separate accounts	3.9	4.2
Other liabilities	855.8	750.2
Investment borrowings	1,642.9	1,644.3
Borrowings related to variable interest entities	1,152.0	1,152.5
Notes payable – direct corporate obligations	990.1	989.1
Total liabilities	29,485.3	28,953.9
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: September 30, 2020 – 138,931,352; December 31, 2019 – 148,084,178)	1.4	1.5
Additional paid-in capital	2,623.4	2,767.3
Accumulated other comprehensive income	1,801.6	1,372.5
Retained earnings	657.5	535.7
Total shareholders' equity	5,083.9	4,677.0
Total liabilities and shareholders' equity	$34,569.2	$33,630.9

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Insurance policy income	$628.3	$620.0	$1,882.3	$1,857.6
Net investment income:
General account assets	276.9	274.1	788.9	827.8
Policyholder and other special-purpose portfolios	66.6	25.4	43.0	162.0
Realized investment gains (losses):
Net realized investment gains (losses)	8.2	5.7	(24.0)	29.3
Change in allowance for credit losses and other-than-temporary impairment losses (a)	8.1	(3.4)	(31.4)	(5.6)
Total realized gains (losses)	16.3	2.3	(55.4)	23.7
Fee revenue and other income	25.4	22.2	86.1	75.7
Total revenues	1,013.5	944.0	2,744.9	2,946.8
Benefits and expenses:
Insurance policy benefits	560.7	582.8	1,591.8	1,816.7
Interest expense	23.7	37.5	85.5	117.1
Amortization	53.5	51.6	192.2	156.0
Loss on extinguishment of debt	—	—	—	7.3
Other operating costs and expenses	209.2	218.6	674.6	682.9
Total benefits and expenses	847.1	890.5	2,544.1	2,780.0
Income before income taxes	166.4	53.5	200.8	166.8
Income tax expense (benefit):
Tax expense on period income	37.2	11.5	44.8	35.4
Valuation allowance for deferred tax assets and other tax items	—	—	(34.0)	—
Net income	$129.2	$42.0	$190.0	$131.4
Earnings per common share:
Basic:
Weighted average shares outstanding	140,900,000	154,257,000	143,384,000	158,007,000
Net income	$.92	$.27	$1.33	$.83
Diluted:
Weighted average shares outstanding	141,730,000	155,260,000	144,090,000	159,061,000
Net income	$.91	$.27	$1.32	$.83

______________
(a)     No portion of the other-than-temporary impairments recognized in the 2019 periods was included in accumulated other comprehensive income.

NOTES
(1)Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premium for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Medicare Advantage sales are not comparable to other sales and are therefore excluded in all periods.
(5)Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities.
(6)The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	3Q20	3Q19
Net operating income	$354.9	$271.2

Net operating income, excluding significant items	$329.3	$286.3

Net income	$468.0	$159.7

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$2,760.6	$2,697.2

Average common shareholders' equity	$4,498.2	$3,886.9

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	12.9%	10.1%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	11.9%	10.6%

Return on equity	10.4%	4.1%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income (loss) -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items	four quarters	income (loss)	four quarters
4Q18	$59.8	$15.1	(a)	$74.9	$317.3	$28.3	$(315.0)
1Q19	65.8	—		65.8	310.1	51.8	(347.5)
2Q19	76.4	—		76.4	304.6	37.6	(412.1)
3Q19	69.2	—		69.2	286.3	42.0	159.7
4Q19	78.6	(7.9)	(b)	70.7	282.1	278.0	409.4
1Q20	84.3	—		84.3	300.6	(21.2)	336.4
2Q20	79.4	(17.7)	(c)	61.7	285.9	82.0	380.8
3Q20	112.6	—		112.6	329.3	129.2	468.0

(a) Comprised of: (i) $.9 million of unfavorable adjustments arising from our comprehensive annual actuarial review of assumptions; (ii) $14.4 million unfavorable impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") used as a vehicle to fund an agent deferred compensation plan; and (iii) a decrease in tax expense of $.2 million (changes in the value of COLI investments are not subject to income taxes).

(b) Comprised of: (i) $10.0 million of unfavorable adjustments arising from our comprehensive annual actuarial review of assumptions; (ii) $20.0 million of the net favorable impact from legal and regulatory matters; and (iii) an increase in tax expense of $2.1 million.

(c) Comprised of: (i) $45.9 million of net favorable adjustments arising from our review of actuarial assumptions; (ii) $23.5 million unfavorable impact related to regulatory matters; and (iii) an increase in tax expense of $4.7 million. See note (7) for additional information.

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Twelve months ended
	3Q20	3Q19
Pretax operating earnings (a non-GAAP financial measure)	$453.3	$341.2
Income tax expense	(98.4)	(70.0)
Net operating income	354.9	271.2
Non-operating items:
Net realized investment losses from sales and impairments, net of related amortization	(36.6)	(15.5)
Net change in market value of investments recognized in earnings	(11.3)	0.6
Fair value changes in embedded derivative liabilities, net of related amortization	(82.0)	(95.6)
Fair value changes related to the agent deferred compensation plan	(10.7)	(22.0)
Loss on extinguishment of debt	—	(7.3)
Other	(4.5)	2.5
Non-operating loss before taxes	(145.1)	(137.3)
Income tax expense (benefit):
On non-operating loss	(30.5)	(28.8)
Valuation allowance for deferred tax assets and other tax items	(227.7)	3.0
Net non-operating income (loss)	113.1	(111.5)
Net income	$468.0	$159.7

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7
Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0

	1Q20	2Q20	3Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,701.2	$2,784.2	$2,905.1
Net operating loss carryforwards	469.4	426.8	377.2
Accumulated other comprehensive income	595.2	1,520.2	1,801.6
Common shareholders' equity	$3,765.8	$4,731.2	$5,083.9

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	3Q20	3Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,760.6	$2,697.2
Net operating loss carryforwards	460.0	476.2
Accumulated other comprehensive income	1,277.6	713.5
Common shareholders' equity	$4,498.2	$3,886.9

(7)    The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results.

	Three months ended
	June 30, 2020
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$123.8	$40.0	(a)	$72.3
		(91.5)	(a)
Health margin	95.5	—		95.5
Life margin	36.1	5.6	(a)	41.7
Total insurance product margin	255.4	(45.9)		209.5
Allocated expenses	(128.1)	—		(128.1)
Income from insurance products	127.3	(45.9)		81.4
Fee income	5.2	—		5.2
Investment income not allocated to product lines	8.2	—		8.2
Expenses not allocated to product lines	(38.5)	23.5	(b)	(15.0)
Operating earnings before taxes	102.2	(22.4)		79.8
Income tax (expense) benefit on operating income	(22.8)	4.7		(18.1)
Net operating income	$79.4	$(17.7)		$61.7

Net operating income per diluted share	$0.55	$(0.12)		$0.43
___________
(a)Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions):

	Line of business
	Fixed index annuities	Fixed interest annuities	Interest- sensitive life	Total
	Favorable (unfavorable)
Impacts of an average new money rate assumption of 4 percent
Insurance policy benefits	$(5.0)	$—	$(7.4)	$(12.4)
Amortization	(25.6)	(9.4)	1.8	(33.2)
Subtotal	(30.6)	(9.4)	(5.6)	(45.6)
Impacts of changes in future option costs
Insurance policy benefits	104.8	—	—	104.8
Amortization	(13.3)	—	—	(13.3)
Subtotal	91.5	—	—	91.5
Impact on pre-tax income	$60.9	$(9.4)	$(5.6)	$45.9
This actuarial unlocking exercise does not replace our comprehensive annual review of all assumptions for our insurance products, which we plan to complete in the fourth quarter of this year. Additional adjustments may be identified based on the results of the comprehensive annual review.

(b)We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement.

For further information: CNO News Media, Valerie Dolenga, (312) 396-7688, Valerie.Dolenga@CNOinc.com; CNO Investor Relations, Jennifer Childe, (312) 396-7755, Jennifer.Childe@CNOinc.com